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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

             [ ] Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

           800 Nicollet Mall
         Minneapolis, Minnesota                           55402
(Address of principal executive offices)               (Zip Code)

                                TODD R. DI NEZZA
                         U.S. Bank National Association
                               One Federal Street
                                Boston, MA 02110
                                 (617) 603-6573

            (Name, address and telephone number of agent for service)

                                     NORTEK
                              NORTEK HOLDINGS, INC.
                     (Issuer with respect to the Securities)

                DELAWARE                               16-1638891
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

    50 KENNEDY PLAZA, PROVIDENCE, RI                      02902
(Address of Principal Executive Offices)               (Zip Code)


                       10% SENIOR DISCOUNT NOTES DUE 2011
                       (TITLE OF THE INDENTURE SECURITIES)

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                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

             a) Name and address of each examining or supervising authority to which it is subject.

                       Comptroller of the Currency
                       Washington, D.C.

             b)   Whether it is authorized to exercise corporate trust powers.
                  Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                  None

ITEMS 3-15   Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

             1.   A copy of the Articles of Association of the Trustee.*

             2. A copy of the certificate of authority of the Trustee to commence business.*

             3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

             4.   A copy of the existing bylaws of the Trustee.*

             5. A copy of each Indenture referred to in Item 4. Not applicable.

             6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

             7. Report of Condition of the Trustee as of DECEMBER 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, Attached as Exhibit 7.

             8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act: Not applicable.

      * Incorporated by reference to Registration Number 333-67188 dated November 16, 2001.


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                                      NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 13th DAY OF APRIL 2004.


                                 U.S. BANK NATIONAL ASSOCIATION

                                 By:   /S/ TODD R. DINEZZA
                                       -----------------------------------------
                                       TODD R. DINEZZA
                                       ASSISTANT VICE PRESIDENT




By:   /S/ JOHN BRENNAN
      --------------------------------------
      JOHN A. BRENNAN
      TRUST OFFICER


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                                    EXHIBIT 6

                                     CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

DATED:  APRIL 13, 2004


                                 U.S. BANK NATIONAL ASSOCIATION

                                 By:   /s/ Todd R..DiNezza
                                       -----------------------------------------
                                       Todd R. DiNezza
                                       Assistant Vice President




By:   /s/ John A. Brennan
      --------------------------------------
      John A. Brennan
      Trust Officer



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                                    EXHIBIT 7
                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2003

                                    ($000'S)

                                                  12/31/2003
                                                 ------------
ASSETS
   Cash and Due From Depository Institutions     $  8,631,361
   Federal Reserve Stock                                    0
   Securities                                      42,963,396
   Federal Funds                                    2,585,353
   Loans & Lease Financing Receivables            114,718,888
   Fixed Assets                                     1,911,662
   Intangible Assets                               10,254,736
   Other Assets                                     8,093,654
                                                 ------------
      TOTAL ASSETS                               $189,159,050

LIABILITIES
   Deposits                                      $128,249,183
   Fed Funds                                        5,098,404
   Treasury Demand Notes                            3,585,132
   Trading Liabilities                                213,447
   Other Borrowed Money                            21,664,023
   Acceptances                                        123,996
   Subordinated Notes and Debentures                5,953,524
   Other Liabilities                                5,173,011
                                                 ------------
   TOTAL LIABILITIES                             $170,060,720

EQUITY
   Minority Interest in Subsidiaries             $  1,002,595
   Common and Preferred Stock                          18,200
   Surplus                                         11,677,397
   Undivided Profits                                6,400,138
                                                 ------------
      TOTAL EQUITY CAPITAL                       $ 19,098,330

TOTAL LIABILITIES AND EQUITY CAPITAL             $189,159,050

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:   /s/ Richard Prokosch
      -------------------------------
      Vice President

Date: April 13, 2004

                                      NOTE

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